Exhibit 99.1

For Immediate Release

Investar Holding Corporation Announces 2015 Second Quarter Results

BATON ROUGE, LA (July 28, 2015) – Investar Holding Corporation (NASDAQ: ISTR) (the “Company”), the holding company for Investar Bank, today announced financial results for the quarter ended June 30, 2015. For the quarter ended June 30, 2015, the Company reported net income of $1.8 million, or $0.25 per diluted share, compared to $1.1 million, or $0.26 per diluted share for the quarter ended June 30, 2014. This represents an increase of $0.7 million, or 69.9%, in net income.

Investar Holding Corporation President and Chief Executive Officer John D’Angelo said:

“We are pleased to announce another great quarter for our company. Investar continues to experience solid growth in the loan portfolio, noninterest-bearing deposits and earnings while continuing to place a focus on increasing efficiency throughout the organization, allowing for the reduction of operational costs while, at the same time, continuing to meet growth targets.”

Performance Highlights

●	Increase in net income of $0.7 million, or 69.9%, for the second quarter of 2015 compared to the second quarter of 2014.

●	Total loans, net of held for sale, increased $50.8 million, or 8.2%, at June 30, 2015 from December 31, 2014.

●	Total noninterest-bearing deposits were $86.3 million at June 30, 2015, an increase of $16.1 million, or 23%, compared to December 31, 2014.

●

Return on average assets increased to 0.82% and 0.86% for the three and six months ended June 30, 2015, respectively, compared to 0.61% and 0.58% for the three and six months ended June 30, 2014, respectively.

●	Nonperforming loans to total loans decreased to 0.40% at June 30, 2015 from 0.54% at December 31, 2014.

●	Allowance for loan losses to nonperforming and total loans increased to 213.2% and 0.85%, respectively, at June 30, 2015 compared to 138.61% and 0.74%, respectively, at December 31, 2014.

●	Efficiency ratio improved to 65.91% for the six months ended June 30, 2015 compared to 75.66% for the six months ended June 30, 2014.

Loans

Total loans were $673.6 million at June 30, 2015, an increase of $50.8 million, or 8.2%, from December 31, 2014.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated (dollars in thousands):

		Percentage		Percentage	Increase/(Decrease)
	June 30, 2015	of Portfolio	December 31, 2014	of Portfolio	Amount	Percent

Mortgage loans on real estate
Construction and development	$70,927	10.5%	$71,350	11.4%	$(423)	(0.1) %
1-4 Family	153,118	22.7	137,519	22.1	15,599	11.3
Multifamily	21,260	3.2	17,458	2.8	3,802	21.8
Farmland	3,001	0.4	2,919	0.5	82	2.8
Commercial real estate
Owner occupied	129,825	19.3	119,668	19.2	10,157	8.5
Nonowner occupied	119,321	17.7	105,390	16.9	13,931	13.2
Commercial and industrial	56,485	8.4	54,187	8.7	2,298	4.2
Consumer	119,649	17.8	114,299	18.4	5,350	4.7

Total loans	673,586	100%	622,790	100%	50,796	8.2%
Loans held for sale	78,212		103,396		(25,184)	(24.4)

Total gross loans	$751,798		$726,186		$25,612	3.5%

Consumer loans, including consumer loans held for sale, totaled $192.6 million at June 30, 2015, a decrease of $21.4 million, or 10% from $214 million at December 31, 2014. The decrease is mainly attributable to the $26.8 million decrease in the balance of consumer loans held for sale at June 30, 2015 when compared to December 31, 2014. Two consumer loan sales were postponed by the buyer from the fourth quarter of 2014 to the first quarter of 2015, therefore increasing the balance of consumer loans held for sale at December 31, 2014.

At June 30, 2015, the Company’s total business lending portfolio, which consists of loans secured by owner occupied commercial real estate properties and commercial and industrial loans, was $186.3 million, an increase of $12.4 million, or 7.2%, compared to the business lending portfolio of $173.9 million at December 31, 2014.

Management continues to monitor the Company’s loan portfolio for exposure, directly or indirectly, to the potential negative impacts from the fluctuation in oil and gas prices. Less than 1% of the total loan portfolio remains directly related to the energy sector. At this time, management does not anticipate that decreases in oil and gas prices will negatively impact borrowers’ ability to service their debt. Management continually evaluates the allowance for loan losses based on several factors, including economic conditions, and currently believes that any potential negatively affected future cash flows related to these loans would be covered by the allowance for loan losses.

The provision for loan loss expense was $0.4 million for the second quarter of 2015, a decrease of $48,000 compared to the second quarter of 2014. The allowance for loan losses was $5.7 million, or 213.2% and 0.85% of nonperforming loans and total loans, respectively, at June 30, 2015, compared to $4.6 million, or 138.61% and 0.74% of nonperforming loans and total loans, respectively, at December 31, 2014. Nonperforming loans to total loans improved to 0.40% at June 30, 2015 compared to 0.54% at December 31, 2014.

Deposits

Total deposits at June 30, 2015 were $706 million, an increase of $77.9 million, or 12.4%, from December 31, 2014. The increase in total deposits was driven primarily by an increase of $16.1 million, or 23%, in noninterest-bearing demand deposits, and an increase in time deposits of $33.5 million, or 10.8%, from December 31, 2014. The Company’s deposit cross sell strategy, as well as management’s focus on growing the commercial and industrial loan portfolio and bringing in related deposits, continues to positively impact both noninterest-bearing demand deposit and NOW account growth.

The following table sets forth the composition of the Company’s deposits as of the dates indicated (dollars in thousands):

		Percentage		Percentage	Increase/(Decrease)
	June 30, 2015	of Portfolio	December 31, 2014	of Portfolio	Amount	Percent

Noninterest-bearing demand deposits	$86,339	12.2%	$70,217	11.2%	$16,122	23.0%
NOW accounts	131,136	18.6	116,644	18.6	14,492	12.4
Money market deposit accounts	92,126	13.1	77,589	12.3	14,537	18.7
Savings accounts	52,546	7.4	53,332	8.5	(786)	(1.5)
Time deposits	343,860	48.7	310,336	49.4	33,524	10.8

Total deposits	$706,007	100%	$628,118	100%	$77,889	12.4%

Net Interest Income

Net interest income for the second quarter of 2015 totaled $7.8 million, an increase of $0.3 million, or 3.8%, compared to the first quarter of 2015, and an increase of $1.5 million, or 24.5%, compared to the second quarter of 2014. The increase was a direct result of continued growth of the Company’s loan portfolio with an increase in net interest income of $1.8 million due to an increase in volume offset by a $0.3 million decrease related to a reduction in yield compared to the second quarter of 2014.

The Company’s net interest margin was 3.70% for the quarter ended June 30, 2015 compared to 3.71% for the first quarter of 2015 and 3.85% for the second quarter of 2014. The yield on interest earning assets was 4.37% for the quarter ended June 30, 2015 compared to 4.35% for the first quarter of 2015 and 4.56% for the second quarter of 2014. The cost of deposits increased one basis point when comparing the second quarter of 2015 to the first quarter of 2015 and remained constant when comparing the second quarter of 2015 to the second quarter of 2014.

Noninterest Income

Noninterest income for the second quarter of 2015 totaled $2.1 million, a decrease of $0.5 million, or 18.7%, compared to the first quarter of 2015, and an increase of $0.6 million, or 36.9%, compared to the second quarter of 2014. The decrease from the first quarter to the second quarter of 2015 is primarily a result of the decrease in the gain on sale of loans. The Company experienced a greater volume of loan sales during the first quarter of 2015 as a result of two consumer loan pool sales being postponed by the buyer at the end of 2014.

The following table sets forth the composition of the Company’s gain on sale of loans for the time periods indicated (dollars in thousands):

	Q2 2015	Q1 2015	Q2 2014	Qtr/Qtr	Year/Year

Gain on sale of loans
Consumer	$803	$1,258	$546	-36%	47%
Mortgage	274	473	485	-42%	-44%

Total	1,077	1,731	1,031	-38%	4%

The increase in noninterest income from the second quarter of 2014 resulted primarily from the $0.3 million increase in other operating income and the $0.1 million increase in fee income on loans held for sale. The increase in other operating income is attributable to the $0.3 million increase in servicing fees, a direct result of the growth in the Company’s servicing portfolio from increased consumer loan sales.

Noninterest Expense

Noninterest expense for the second quarter of 2015 totaled $6.7 million, an increase of $0.3 million, or 4%, compared to the first quarter of 2015, and an increase of $1 million, or 16.6%, compared to the second quarter of 2014. The increase in noninterest expense from the second quarter of 2014 is primarily due to the $0.5 million increase in salaries and employee benefits and the $0.3 million increase in other operating expenses, both of which are attributable to the continued growth of the Company including the opening of the Highland Road branch in Baton Rouge, Louisiana on August 1, 2014 and the addition of 11 full-time equivalent employees.

Basic Earnings Per Share and Diluted Earnings Per Share

The Company reported both basic earnings per share and diluted earnings per share of $0.25 for the three months ended June 30, 2015, a decrease of $0.02 and $0.01, respectively, compared to basic and diluted earnings per share for the three months ended June 30, 2014. The decrease in both basic and diluted earnings per share is directly attributable to the increase in the number of weighted average number of common shares outstanding used in the computations.

Taxes

The Company recorded income tax expense of $1 million for the quarter ended June 30, 2015, which equates to an effective tax rate of 34.4%.

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and it currently operates 11 full service banking offices located throughout its market. At June 30, 2015, the Company had 176 full-time equivalent employees.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include “tangible book value,” “tangible book value per common share,” “efficiency ratio,” “tangible equity to tangible assets,” “adjusted efficiency ratio,” “adjusted return on equity,” and “adjusted net income.” Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting the Company’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this press release to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the filings that the Company makes with the Securities and Exchange Commission.

For further information contact:

Investar Holding Corporation

Chris Hufft

Chief Accounting Officer

(225) 227-2215

Chris.Hufft@investarbank.com

INVESTAR HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and due from banks	$7,541	$5,519
Interest-bearing balances due from other banks	16,807	13,493
Federal funds sold	191	500

Cash and cash equivalents	24,539	19,512

Available for sale securities at fair value (amortized cost of $82,049 and $69,838, respectively)	82,236	70,299
Held to maturity securities at amortized cost (estimated fair value of $24,015 and $22,301, respectively)	24,230	22,519
Loans held for sale	78,212	103,396
Loans, net of allowance for loan losses of $5,728 and $4,630, respectively	667,858	618,160
Other equity securities	4,183	5,566
Bank premises and equipment, net of accumulated depreciation of $4,662 and $3,964, respectively	29,444	28,538
Other real estate owned, net	2,519	2,735
Accrued interest receivable	2,432	2,435
Deferred tax asset	1,624	1,097
Goodwill and other intangible assets	3,195	3,216
Other assets	1,383	1,881

Total assets	$921,855	$879,354

LIABILITIES
Deposits
Noninterest-bearing	$86,339	$70,217
Interest-bearing	619,668	557,901

Total deposits	706,007	628,118
Advances from Federal Home Loan Bank	79,066	125,785
Repurchase agreements	15,130	12,293
Note payable	3,609	3,609
Accrued taxes and other liabilities	11,170	6,165

Total liabilities	814,982	775,970

STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value per share; 5,000,000 shares authorized	-	-
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 7,293,209 and 7,262,085 shares issued and outstanding, respectively	7,295	7,264
Treasury stock	(26)	(23)
Surplus	84,358	84,213
Retained earnings	15,461	11,809
Accumulated other comprehensive (loss) income	(215)	121

Total stockholders’ equity	106,873	103,384

Total liabilities and stockholders’ equity	$921,855	$879,354

INVESTAR HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
INTEREST INCOME
Interest and fees on loans	$8,646	$7,119	$16,944	$13,794
Interest on investment securities	523	278	1,008	550
Other interest income	18	10	35	20

Total interest income	9,187	7,407	17,987	14,364

INTEREST EXPENSE
Interest on deposits	1,299	1,050	2,491	2,053
Interest on borrowings	108	108	217	194

Total interest expense	1,407	1,158	2,708	2,247

Net interest income	7,780	6,249	15,279	12,117

Provision for loan losses	400	448	1,100	693

Net interest income after provision for loan losses	7,380	5,801	14,179	11,424

NONINTEREST INCOME
Service charges on deposit accounts	97	73	191	136
Gain on sale of investment securities, net	134	48	134	165
Gain (loss) on sale of real estate owned, net	7	(5)	6	(7)
Gain on sale of loans, net	1,077	1,031	2,808	1,655
Fee income on loans held for sale, net	210	89	510	165
Other operating income	541	273	957	462

Total noninterest income	2,066	1,509	4,606	2,576

Income before noninterest expense	9,446	7,310	18,785	14,000

NONINTEREST EXPENSE
Depreciation and amortization	362	328	719	631
Salaries and employee benefits	3,971	3,491	7,879	6,962
Occupancy	225	181	438	406
Data processing	370	308	710	586
Marketing	62	71	120	147
Professional fees	237	197	499	256
Other operating expenses	1,455	1,153	2,741	2,128

Total noninterest expense	6,682	5,729	13,106	11,116

Income before income tax expense	2,764	1,581	5,679	2,884
Income tax expense	951	514	1,916	938

Net income	$1,813	$1,067	$3,763	$1,946

EARNINGS PER SHARE
Basic earnings per share	$0.25	$0.27	$0.52	$0.50

Diluted earnings per share	$0.25	$0.26	$0.52	$0.47

Cash dividends declared per common share	$0.01	$0.01	$0.02	$0.02

INVESTAR HOLDING CORPORATION

EARNINGS PER COMMON SHARE

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income available to common shareholders	$1,813	$1,067	$3,763	$1,946
Weighted average number of common shares outstanding – used in computation of basic earnings per common share	7,219,593	3,901,542	7,219,415	3,901,304
Effect of dilutive securities:
Restricted stock	13,372	44,493	11,065	44,272
Stock options	16,725	22,810	13,478	22,810
Stock warrants	12,467	193,498	10,765	193,498

Weighted average number of common shares outstanding plus effect of dilutive securities used in computation of diluted earnings per common share	7,262,157	4,162,343	7,254,723	4,161,884

Basic earnings per share	$0.25	$0.27	$0.52	$0.50

Diluted earnings per share	$0.25	$0.26	$0.52	$0.47

INVESTAR HOLDING CORPORATION

SUMMARY FINANCIAL INFORMATION

(Amounts in thousands, except share data)

(Unaudited)

	Q2 2015	Q1 2015	Q2 2014	Qtr/Qtr	Year/Year

EARNINGS DATA
Total interest income	$9,187	$8,800	$7,407	4.40%	24.03%
Total interest expense	1,407	1,301	1,158	8.15%	21.50%

Net interest income	7,780	7,499	6,249	3.75%	24.50%
Provision for loan losses	400	700	448	-42.86%	-10.71%
Total noninterest income	2,066	2,540	1,509	-18.66%	36.91%
Total noninterest expense	6,682	6,424	5,729	4.02%	16.63%

Income before income taxes	2,764	2,915	1,581	-5.18%	74.83%
Income tax expense	951	965	514	-1.45%	85.02%
Net income	$1,813	$1,950	$1,067	-7.03%	69.92%

AVERAGE BALANCE SHEET DATA
Total assets	$891,581	$869,008	$697,708	2.60%	27.79%
Total interest-earning assets	842,984	819,876	650,811	2.82%	29.53%
Total loans	729,851	714,338	575,978	2.17%	26.72%
Total interest-bearing deposits	341,948	584,697	500,725	-41.52%	-31.71%
Total interest-bearing liabilities	694,497	679,891	572,084	2.15%	21.40%
Total deposits	699,151	661,923	565,219	5.62%	23.70%
Total shareholders’ equity	106,583	104,916	57,458	1.59%	85.50%

PER SHARE DATA
Basic earnings per share	$0.25	$0.27	$0.27	-6.99%	-6.99%
Diluted earnings per share	0.25	0.27	0.26	-7.54%	-3.98%
Book value per share	14.65	14.50	14.68	1.06%	-0.18%
Tangible book value per share (1)	14.22	14.06	13.86	1.11%	2.57%
Common shares outstanding	7,293,209	7,268,488	3,945,753	0.34%	84.84%

PERFORMANCE RATIOS
Return on average assets	0.82%	0.91%	0.61%	-9.89%	34.43%
Return on average equity	6.82%	7.54%	7.45%	-9.55%	-8.46%
Net interest margin	3.70%	3.71%	3.85%	-0.27%	-3.90%
Net interest income to average assets	3.50%	3.50%	4.26%	0.00%	-17.84%
Noninterest expense to average assets	3.01%	3.00%	3.29%	0.33%	-8.51%
Efficiency ratio (1)	67.87%	63.99%	73.85%	6.06%	-8.10%
Dividend payout ratio	3.11%	2.74%	4.56%	13.50%	-31.80%
Net chargeoffs to average loans	0.00%	-0.01%	0.03%	-100.00%	-100.00%

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.56%	0.64%	0.65%	-12.50%	-13.85%
Nonperforming loans to loans	0.40%	0.47%	0.23%	-14.89%	73.91%
Allowance for loan losses to total loans	0.85%	0.83%	0.69%	2.41%	23.19%
Allowance for loan losses to nonperforming loans	213.20%	178.42%	296.24%	19.49%	-28.03%

CAPITAL RATIOS(2)
Investar Holding Corporation:
Total equity to total assets	11.59%	12.14%	7.95%	-4.50%	45.83%
Tangible equity to tangible assets	11.29%	11.81%	7.54%	-4.44%	49.68%
Tier 1 leverage ratio	12.15%	12.25%	8.37%	-0.82%	45.16%
Common equity tier 1 capital ratio	12.96%	13.48%	NA	-3.86%	NA
Tier 1 capital ratio	13.39%	13.94%	9.81%	-3.95%	36.49%
Total capital ratio	14.10%	14.65%	10.46%	-3.75%	34.80%
Investar Bank:
Tier 1 leverage ratio	11.72%	11.80%	8.99%	-0.68%	30.37%
Common equity tier 1 capital ratio	12.91%	13.43%	NA	-3.87%	NA
Tier 1 capital ratio	12.91%	13.43%	10.54%	-3.87%	22.49%
Total capital ratio	13.62%	14.14%	11.20%	-3.68%	21.61%

(1)	Non-GAAP financial measures. See reconciliation.

(2)

Beginning January 1, 2015, the capital ratios for the Company and the Bank are calculated using the Basel III framework. Capital ratios for prior periods were calculated using the Basel I framework. The Common Equity Tier 1 (CET1) capital ratio is a new ratio introduced under the Basel III framework. Ratios are estimated for June 30, 2015.

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Three months ended June 30,
	2015			2014
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$729,851	$8,646	4.75%	$575,978	$7,119	4.96%
Securities:
Taxable	77,050	404	2.10	58,088	188	1.30
Tax-exempt	18,948	119	2.52	12,995	90	2.78
Interest-bearing balances with banks	17,135	18	0.42	3,750	10	1.07

Total interest-earning assets	842,984	9,187	4.37	650,811	7,407	4.56
Cash and due from banks	5,432			11,734
Intangible assets	3,199			3,240
Other assets	45,532			35,534
Allowance for loan losses	(5,566)			(3,611)

Total assets	$891,581			$697,708

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$222,130	$353	0.64%	$166,763	$262	0.63%
Savings deposits	53,364	90	0.68	52,407	89	0.68
Time deposits	341,948	856	1.00	281,555	699	1.00

Total interest-bearing deposits	617,442	1,299	0.84	500,725	1,050	0.84
Short-term borrowings	36,977	16	0.17	33,108	20	0.24
Long-term debt	40,078	92	0.92	38,251	88	0.92

Total interest-bearing liabilities	694,497	1,407	0.81	572,084	1,158	0.81
Noninterest-bearing deposits	81,709			64,494
Other liabilities	8,792			3,672
Stockholders’ equity	106,583			57,458

Total liability and stockholders’ equity	$891,581			$697,708

Net interest income/net interest margin		$7,780	3.70%		$6,249	3.85%

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Six months ended June 30,
	2015			2014
	Average Balance	Interest Income/ Expense	Yield/Rate	Average Balance	Interest Income/ Expense	Yield/Rate
Assets
Interest-earning assets:
Loans	$722,136	$16,944	4.73%	$554,384	$13,794	5.02%
Securities:
Taxable	72,812	770	2.13	55,859	379	1.37
Tax-exempt	18,963	238	2.53	13,591	171	2.54
Interest-bearing balances with banks	17,580	35	0.40	4,776	20	0.84

Total interest-earning assets	831,491	17,987	4.36	628,610	14,364	4.61
Cash and due from banks	5,560			11,306
Intangible assets	3,204			3,245
Other assets	45,396			34,967
Allowance for loan losses	(5,295)			(3,504)

Total assets	$880,356			$674,624

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$213,477	$663	0.63%	$162,760	$505	0.63%
Savings deposits	54,540	184	0.68	52,168	178	0.69
Time deposits	333,143	1,644	1.00	277,219	1,370	1.00

Total interest-bearing deposits	601,160	2,491	0.84	492,147	2,053	0.84
Short-term borrowings	45,145	40	0.18	24,153	25	0.21
Long-term debt	40,929	177	0.87	36,203	169	0.95

Total interest-bearing liabilities	687,234	2,708	0.79	552,503	2,247	0.82
Noninterest-bearing deposits	79,480			61,845
Other liabilities	7,888			3,324
Stockholders’ equity	105,754			56,952

Total liability and stockholders’ equity	$880,356			$674,624

Net interest income/net interest margin		$15,279	3.71%		$12,117	3.89%

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(Amounts in thousands, except share data)

(Unaudited)

	June 30,		March 31,
	2015	2014	2015
Tangible common equity
Total stockholder’s equity	$106,873	$57,940	$105,387
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	511	552	522

Tangible common equity	$103,678	$54,704	$102,181

Tangible assets
Total assets	$921,855	$729,070	$868,080
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	511	552	522

Tangible assets	$918,660	$725,834	$864,874

Common shares outstanding	7,293,209	3,945,753	7,268,488
Tangible equity to tangible assets	11.29%	7.54%	11.81%
Book value per common share	$14.65	$14.68	$14.50
Tangible book value per common share	$14.22	$13.86	$14.06

		Three months ended
		June 30,		March 31,
		2015	2014	2015
Efficiency ratio
Net interest income	(a)	7,780	6,249	7,499
Provision for loan losses		400	448	700

Net interest income after provision for loan losses		7,380	5,801	6,799

Noninterest income	(b)	2,066	1,509	2,540

Total noninterest expense	(c)	6,682	5,729	6,424

Efficiency ratio	(c) / (a+b)	67.87%	73.85%	63.99%